INDEPENDENT  AUDITOR'S  REPORT


To  The  Board  of  Directors  of  Pinnacle Business Management, Inc.

We hereby consent to the use in this Form 8-K/A of our report dated February 28, 2000 relating to the financial statements of Pinnacle Business Management, Inc.


/S/ BAGELL, JOSEPHS, LEVINE, FIRESTONE & CO., L.L.C.
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BAGELL, JOSEPHS, LEVINE, FIRESTONE & CO., L.L.C
Certified  Public  Accountants

March 16,  2000